As filed with the Securities and Exchange Commission on May 24, 2011
Registration Statement No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KIT digital, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3447894 (I.R.S. Employer Identification Number)
26 West 17th Street - 2nd Floor New York, New York 10011 Tel.: +1 (212) 661-4111 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kaleil Isaza Tuzman
Chairman and Chief Executive Officer
KIT digital, Inc.
26 West 17th Street - 2nd Floor
New York, New York 10011
Tel.: +1 (212) 661-4111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:
Spencer G. Feldman, Esq.
Greenberg Traurig, LLP
MetLife Building
200 Park Avenue - 15th Floor
New York, New York 10166
Tel.: (212) 801-9200
Fax: (212) 801-6400
E-mail: feldmans@gtlaw.com

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, par value $0.0001 per share	1,443,643	$11.595	(2)	$16,739,040.59	(2)	$1,943.40

(1)
This registration statement also relates to an indeterminate number of shares of the Registrant’s common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on May 23, 2011, in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 24, 2011

PROSPECTUS

KIT digital, Inc.

1,443,643 Shares of Common Stock

This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus, and any of their respective pledgees, donees, transferees or other successors in interest, of up to 1,443,643 shares of common stock of KIT digital, Inc.  We are filing the registration statement (of which this prospectus is a part) at this time to fulfill contractual obligations to do so, which we undertook at the time of the original issuance of the shares described in this prospectus.  We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

We have agreed to pay all legal, accounting, registration and related fees and expenses in connection with the registration of these shares and to indemnify the selling stockholders against all losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, in connection with any misrepresentation made by us in this prospectus.  The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of their shares.

The selling stockholders identified in this prospectus, or their respective pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “KITD.”  On May 23, 2011, the closing sale price of the common stock on Nasdaq was $11.51 per share.  We urge you to obtain current market quotations for our common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2011

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus.  This summary does not contain all of the information that you should consider before investing in our common stock.  You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

Unless the context otherwise requires, references in this prospectus to “KIT digital,” “we,” “us” and “our” refer to KIT digital, Inc. and its subsidiaries.

KIT digital, Inc.

KIT digital is a premium provider of end-to-end video management software and related services.  The KIT Platform, our cloud-based video asset management system, enables over 2,200 media & entertainment, network operator and non-media enterprise clients to produce, manage and deliver socially-enabled video experiences to audiences wherever they are.  With experience that runs the gamut from traditional broadcast systems engineering to “over-the-top” broadband TV applications, we are uniquely positioned to deliver complete video solutions, from the lens of the camera to the eye of the audience (“lens to lens”), and guide our clients into the future of broadband-delivered TV.  Applications of our KIT Platform include end-consumer focused live and on-demand multi-screen video experiences, as well as internal enterprise deployments, including corporate communications, human resources, training, security and surveillance.

The KIT Platform’s broadcast-grade, modular architecture enables us to deliver highly customized solutions that meet the demands of the world’s most advanced and large-scale broadband video deployments.  Our platform architecture follows an underlying technical design philosophy that employs separable, extensible subcomponents and exposes functionality via standards-based APIs (application programming interfaces). This core methodology provides a flexible deployment model that includes cloud, managed private cloud, and hybrid cloud options, while allowing the platform to be easily extended through the addition of new, discrete components, as well as integration with third-party solutions.  The KIT Platform leverages third-party application and content delivery services to ensure a high degree of scalability, while minimizing operational and maintenance costs.

We offer a range of professional services supporting the design, integration and management of our platform deployments, including systems integration for the capture, transcoding, storage, editing and play-out of video in cinematic, television and other broadcast mediums.  We also provide content services (such as localization, editing and packaging) and advanced digital marketing services.  We estimate that KIT Platform-related fees generate approximately 70% of our current revenues, with the remainder directly related to professional services.

The KIT Platform is delivered primarily in a software-as-a-service (SaaS) model, with customers invoiced monthly, and occasionally on a quarterly basis.  For our professional services, we bill either on an hourly or project basis.

We provide our software solutions and professional services through our executive offices in New York, operational headquarters in Prague, Czech Republic, and other principal offices in Atlanta, Beijing, Boston, Buenos Aires, Chennai, Cologne, Dubai, Ely (UK), Hong Kong, London, Los Angeles, Madrid, Melbourne (Australia), Mumbai, Paris, San Diego, San Francisco, Singapore, Sofia, Stockholm, Sydney and York (UK).  We have additional sales representatives in a number of  other countries.

As of May 15, 2011, our customer base consisted of more than 2,200 enterprise customers from over 50 countries, including Airbus, American Express, The Associated Press, BBC, Best Buy, Bristol-Myers Squibb, Disney-ABC, ESPN Star, FedEx, General Motors, Google, Hewlett-Packard, Home Depot, IMG Worldwide, MediaCorp, Microsoft, MTV, NBC Universal, News Corp, Telefónica, Verizon, Vodafone and Volkswagen.  Our clients usually enter into long-term contracts.  Our average remaining contract length is approximately 24 months, with automatic renewal features.

We were incorporated under the laws of the State of Delaware in August 1998, and commenced operations in our current line of business in December 2003.  Our principal executive offices are located at 26 West 17th Street - 2nd Floor, New York, New York 10011, and our telephone number is +1 (212) 661-4111.  Our operational headquarters are located at 113 Slezka, Prague 3, Prague, Czech Republic.

We maintain a corporate website at www.kitd.com.  Other information regarding our company can be found on our corporate website under “Investor Relations.”  The contents of our website and the downloadable files found there are not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

The Offering

Common stock offered by selling stockholders	1,443,643 shares

Common stock outstanding (as of May 23, 2011)	41,384,539 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Nasdaq Global Select Market symbol	KITD

RISK FACTORS

Investing in our common stock involves significant risks.  Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.  The risks and uncertainties we have described are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.  There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements.  These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus.  See “Risk Factors.”  You should read these factors and other cautionary statements made in this prospectus, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus, and in the documents incorporated by reference.  We do not assume any obligation to update any forward-looking statements made by us, except as required by U.S. federal securities laws.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders.  The selling stockholders will pay all underwriting discounts, selling commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in connection with the sale of the shares.  We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF TRANSACTIONS

Issuance of Shares in Polymedia Acquisition

On  May 17, 2011, pursuant to a Sale and Purchase Agreement, dated March 15, 2011, we acquired from TXT e-Solutions S.p.A. (“TXT”) all of the outstanding capital stock of Polymedia  S.p.A., an Italian joint stock company  (“Polymedia”).  Headquartered in Milan, Italy with sales representative offices in several European cities, Polymedia provides major network operators, broadcasters, media portals and industrial enterprises across Europe, North Africa and the Middle East with hosted IP video platform solutions that manage the entire lifecycle of video content from acquisition to distribution.  Polymedia’s solutions have particularly deep capabilities in metadata-related workflow and third-party software integration.

The purchase price for the acquisition of all of Polymedia’s outstanding capital stock was 24,746,000 Euros, consisting of 12,373,000 Euros in cash, and 12,373,000 Euros represented by 1,178,381 shares of our common stock (the “Consideration Shares”).  The Consideration Shares are covered by this prospectus.

The number of Consideration Shares was calculated based on the volume weighted average price of our common stock during the 45 consecutive trading days ending on the fifth trading day immediately preceding the date of the Sale and Purchase Agreement, which equaled 10.50 Euros (or $14.59) per share (the “Final Average Closing Price”).

We also agreed in the Sale and Purchase Agreement, provided Polymedia reaches specified revenue and gross margin targets over the first two years post-closing, to issue up to 3,000,000 Euros in additional shares of our common stock to TXT.  These shares are not covered by this prospectus.

Of the Consideration Shares issued to TXT at closing, 354,286 shares of common stock are being held in an escrow account for a period of up to 12 months following the closing to cover any losses or damages we may incur by reason of any misrepresentation or breach of warranty by TXT under the Sale and Purchase Agreement.

We agreed to prepare and promptly file a shelf registration statement with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933 covering the resale of the Consideration Shares issued to TXT at closing, and thereafter use our best efforts to have the registration statement declared effective within 45 days following the closing date (or 120 days following the closing date in the event the registration statement is reviewed by the SEC) and to keep it effective for one year after the closing date.  If we fail to have the registration statement declared effective within the specified time periods, as well as in the events we fail to maintain the effectiveness of the registration statement throughout the period of one year after the closing date referred to above or the trading of our common stock on Nasdaq is suspended (temporarily or indefinitely), TXT has the right to require us to repurchase for cash the shares of common stock TXT received in the acquisition at a price in an amount equal to the product of (i) the number of Consideration Shares to be repurchased by us and (ii) the Final Average Closing Price.

We issued the Consideration Shares in the acquisition pursuant to an exemption from registration under Regulation S promulgated under the Securities Act of 1933.  The Consideration Shares offered in the acquisition have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Payment of Brickbox Deferred Purchase Price

Pursuant to a Securities Purchase Agreement, dated September 21, 2010, we purchased all of the outstanding capital stock of Brickbox Digital Media s.r.o. (“Brickbox”), located in the Czech Republic, for an initial purchase price of approximately $10,100,000 (after a working capital adjustment and $1,000,000 hold-back related to consolidation of Brickbox’s minority interests), with $3,500,000 being paid in the form of 339,476 shares of our common stock and approximately $6,600,000 being paid in cash.  Of the total purchase price, $1,580,000 in cash and 67,895 shares of common stock were placed into escrow to secure indemnities made to us with respect to the representations, warranties and obligations of the former Brickbox owners.  We were also obligated under certain circumstances to make payments to the former Brickbox owners following the first, second and third anniversaries of the acquisition closing date.  The shares issued at closing to the former Brickbox owners were previously registered with the SEC in October 2010.

On May 22, 2011, the parties agreed to settle any and all deferred purchase price payments required to be made by us under the Securities Purchase Agreement by KIT digital making a single payment of $3,000,000 to the former Brickbox owners, represented by 265,262 shares of our common stock (using a stock price per share based on the volume weighted average price of our common stock during the 30 consecutive trading days ended May 20, 2011). We believe this upfront settlement of future earn-out obligations to former Brickbox shareholders represents a net savings over time to KIT digital, and allows us to better align management incentives with our business metrics and objectives going forward.

We issued these settlement shares pursuant to an exemption from registration under Regulation D promulgated under the Securities Act of 1933 and we agreed to register these shares with the SEC in this registration statement.

Our estimate of approximately 41.3 million shares outstanding pro forma of the completion of our acquisitions of ioko365 Limited and Polymedia, communicated in our press release of May 9, 2011, was already inclusive of the shares we expected to issue in settlement of the Brickbox deferred payment obligations.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of up to 1,443,643 shares of our common stock by the selling stockholders.

The following table, based upon information currently known by us, sets forth as of May 23, 2011: (i) the number of shares held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholders.  Beneficial ownership includes shares of common stock plus any securities held by the holder exercisable for or convertible into shares of common stock within 60 days after May 23, 2011, in accordance with Rule 13d-3(d)(1) under the Exchange Act.  The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders named below.

None of the selling stockholders has held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as described in “Description of Transactions” above.  To our knowledge, the selling stockholders named in the table have sole voting and investment power with respect to their respective shares of common stock.

None of the selling stockholders is a broker-dealer, nor affiliated with a broker-dealer.  The selling stockholders acquired their respective shares in the ordinary course of such selling stockholder’s business and, at the time of the acquisition of the shares to be resold pursuant to this prospectus, the selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute them.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Common Stock Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (1)	Percentage of Common Stock Owned Upon Completion of this Offering

TXT e-Solutions S.p.A. (2) Via Frigia no. 27 20126, Milan Italy	1,178,381	1,178,381	-	-

Daniel Hromádko Taboritska 72/12 Prague 3, 130 00 Czech Republic	79,833	8,842	70,991	*

Pavel Chižňak c/o Corsum Group s.r.o. Opatovicka 4 110 00, Prague 1 Czech Republic	79,833	8,842	70,991	*

Jonathan Charles Finnerty No. 6 The Crescent Rutherway, Oxford OX2 6QY	71,834	8,842	62,992	*

Ronnie C. Brooks 1706 Morgan Lane Redondo Beach, CA 90278	27,384	17,684	9,700	*

A.P.D. Apotheosis Investments Limited (3) c/o Ms. Stella Constantinou, President 21 Vasili Michailidi Postal Code 3026 Limassol, Cyprus	259,954	221,052	38,902	*

		1,443,643

*	Less than 1% of outstanding shares of common stock.

(1)
We do not know when or in what amounts the selling stockholders may offer shares for sale.  The selling stockholders may not sell any or all of the shares offered by this prospectus.  Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering.  However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(2)	Alvise Braga Illa, as the Chairman of the Board of Directors of TXT e-Solutions S.p.A. (“TXT”), has sole voting and dispositive power of the shares owned by TXT offered under this prospectus.

(3)	Stella Constaninou, as the President of A.P.D. Apotheosis Investments Limited (“A.P.D.”), has sole voting and dispositive power of the shares owned by A.P.D. offered under this prospectus.

PLAN OF DISTRIBUTION

The selling stockholders, and any of their respective pledgees, donees, transferees or other successors in interest, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices, and may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions or discounts may be less than or in excess of those customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the respective donees, transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of supplementing or amending the list of selling stockholders to include the respective donee, pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all legal, accounting, registration, printing and related fees and expenses incident to the registration of the shares of common stock being registered.  We have agreed to indemnify the selling stockholders against all losses, claims, damages and liabilities, including liabilities under the Securities Act, in connection with any misrepresentation made by us in this prospectus.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholders.  If we are notified by any selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person.  To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock.  All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

LEGAL MATTERS

Greenberg Traurig, LLP has opined as to the legality of the shares of common stock being offered by this registration statement.

EXPERTS

The audited consolidated financial statements, and management’s assessment of the effectiveness of internal control over financial reporting of KIT digital, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

The financial statements of ioko365 Limited as of September 30, 2010 and 2009 and each of the two years then ended included in our current report on Form 8-K/A dated May 24, 2011, have been audited by Garbutt & Elliott LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You should call 1-800-SEC-0330 for more information on the operation of the public reference room.  Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.  The SEC’s Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC.  The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules.  You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

Our Internet address is www.kit-digital.com.  The information on our Internet website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring to other documents that contain that information.  Any information that we incorporate by reference is considered part of this prospectus.  The documents and reports that we list below are incorporated by reference into this prospectus.  In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports.  Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC.  These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2010, as amended;

(2)	Our Current Report on Form 10-Q for the quarter ended March 31, 2011;

(3)	Our Current Reports on Form 8-K filed January 31, 2011, February 1, 2011, March 17, 2011, March 18, 2011, April 15, 2011, May 9, 2011 and May 23, 2011, and on Form 8-K/A filed May 24, 2011;

(4)	All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

(5)
The description of our common stock contained in our Registration Statement on Form 8-A filed on August 11, 2009, including any amendments or reports filed for the purpose of updating that description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

KIT digital, Inc.
26 West 17th Street - 2nd Floor
New York, New York 10011
Attn: Investor Relations
Tel.: +1 (212) 661-4111

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.  You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized.  Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by KIT digital (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in connection with the sale of the shares).  All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$1,943.40
Legal fees and expenses	15,000.00
Accounting fees and expenses	10,000.00
Miscellaneous expenses	3,056.60

Total Expenses	$30,000.00

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal.  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our certificate of incorporation and by-laws provide that we will indemnify, to the fullest extent permitted by the DGCL, each director or officer of our company, whom we refer to as an “Indemnitee.”  Such indemnification includes payment by us, in advance of the final disposition of a civil or criminal action, suit, or proceeding, of expenses incurred by a director or officer in defending such action, suit, or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such payment if it is ultimately determined that he or she is not entitled to be indemnified by us.

Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of our company, or serves or served any other enterprise or organization at the request of our company, we shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorney’s fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of our company, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to our company, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by our company in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by our company.  We may also advance expenses incurred by other employees and agents of our company upon such terms and conditions, if any, that our board of directors of the registrant deems appropriate.

Reference is made to “Undertakings” below, for the registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

Item 16. Exhibits.

The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this Registration Statement on Form S-3.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)           That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 24, 2011.

KIT digital, Inc.

By:	/s/Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer

We, the undersigned officers and directors of KIT digital, Inc., hereby severally constitute and appoint Kaleil Isaza Tuzman and Robin Smyth, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable KIT digital, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
	Chairman and Chief Executive Officer	May 24, 2011
/s/Kaleil Isaza Tuzman	(Principal Executive Officer)
Kaleil Isaza Tuzman

/s/Gavin Campion	President and Director	May 24, 2011
Gavin Campion

/s/Robin Smyth	Chief Financial Officer and Director	May 24, 2011
Robin Smyth	(Principal Financial and Accounting Officer)

/s/Christopher Williams	Executive Vice President, Product Development and Director	May 24, 2011
Christopher Williams

/s/Daniel W. Hart	Director	May 24, 2011
Daniel W. Hart

/s/Lars Kroijer	Director	May 24, 2011
Lars Kroijer

/s/Joseph E. Mullin III	Director	May 24, 2011
Joseph E. Mullin III

/s/Santo Politi	Director	May 24, 2011
Santo Politi

/s/Wayne Walker	Director	May 24, 2011
Wayne Walker

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of December 2, 2003 by and among Virilitec Industries, Inc., ROO Media Corporation, VRLT Acquisition Corp., and Jacob Roth and Bella Roth.(1)

2.2	Stock Purchase Agreement dated as of March 11, 2004 by and among the Company and the shareholders of Reality Group Pty Ltd.(2)

2.3	Asset Purchase Agreement dated as of May 26, 2004 by and among the Company, Undercover Holdings Pty Ltd. and Undercover Media Pty Ltd.(3)

2.4	Stock Purchase Agreement dated as of September 10, 2004 by and among the Company and Avenue Group, Inc. in connection with the purchase of common stock of Bickhams Media, Inc.(4)

2.5	Stock Purchase Agreement dated as of November 1, 2004 by and between Bickhams Media, Inc., ROO Group, Inc., and Daniel and Vardit Aharonoff.(5)

2.6	Amendment No. 1 dated October 28, 2005 to Stock Purchase Agreement among ROO Group, Inc. and the shareholders of Reality Group Pty Ltd.(6)

2.7	Share Purchase Agreement dated October 28, 2005 by and among ROO Broadcasting Limited and the Sellers thereto.(6)

2.8
Share Purchase Agreement for the Acquisition of all Issued Shares of Visual Connection, a.s., dated October 5, 2008, between KIT digital, Inc. and KIT digital FZ-LLC (on the one hand), and Tomas Petru and Jakub Vanek (on the other hand).(7)

2.9	Agreement and Plan of Merger, dated September 30, 2009, between KIT digital, Inc., KIT Acquisition Corporation, The FeedRoom, Inc. and certain stockholders of The FeedRoom, Inc.(17)

2.10	Share Purchase Agreement, dated October 5, 2009, between International Management Group GmbH and KIT digital, Inc. for the acquisition of Nunet AG.(18)

2.11	Stock Purchase Agreement, dated as of May 14, 2010, by and among KIT digital, Inc., KIT digital, FZ-LLC, Benchmark Video Technologies Pte Ltd, and Benchmark Broadcast Systems (S) Pte Ltd.(19)

2.12
Agreement and Plan of Merger, dated as of January 28, 2011, by and among KIT digital, Inc., DealApps Corporation, KickApps Corporation and, for certain purposes, Steven J. Benson as stockholder representative.(21)

2.13	Securities Purchase Agreement, dated as of April 11, 2011, by and among KIT digital, Inc., ioko365 Limited, the stockholders of ioko365 Limited and Allan Dunn, as stockholder representative.(22)

2.14	Sale and Purchase Agreement, dated March 15, 2011, between TXT e-solutions S.p.A., Polymedia S.r.l. and KIT digital, Inc. (23)

3.1	Certificate of Incorporation of Virilitec Industries, Inc.(8)

3.2	Certificate of Amendment of Certificate of Incorporation of Virilitec Industries, Inc. filed with the State of Delaware on October 31, 2003.(9)

3.3	Certificate of Amendment to the Amended Certificate of Incorporation of Virilitec Industries, Inc. filed with the State of Delaware on February 18, 2004.(9)

3.4	Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on March 9, 2005.(10)

3.5	Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on March 9, 2005.(10)

3.6	Amendment to the Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on September 30, 2005.(11)

3.7	Certificate of Amendment to Amended Certificate of Incorporation, effective as of October 3, 2005.(11)

3.8	Certificate of Amendment to the Certificate of Incorporation filed with the Delaware Secretary of State on May 19, 2008.(12)

3.9	Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware effective March 9, 2009.(16)

3.10	Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 30, 2010.(20)

3.11	By-laws.(8)

3.12	Amendment to By-laws.(13)

*5.1	Opinion of Greenberg Traurig, LLP, counsel to the Registrant, as to the legality of the shares of common stock.

*23.1	Consent of Greenberg Traurig, LLP (included in the opinion filed as Exhibit 5.1).

*23.2	Consent of Grant Thornton LLP, independent registered public accounting firm.

*23.3	Consent of Garbutt & Elliott, LLP, independent auditors.

*24.1	Power of Attorney (set forth on signature page of the registration statement).

*       Filed herewith.

(1)	Incorporated by reference to Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 18, 2003.

(2)	Incorporated by reference to Form 8-K, filed with the SEC on May 17, 2004.

(3)	Incorporated by reference to Form 8-K, filed with the SEC on June 16, 2004.

(4)	Incorporated by reference to Form 8-K, filed with the SEC on September 22, 2004.

(5)	Incorporated by reference to Form 8-K/A, filed with the SEC on November 5, 2004.

(6)	Incorporated by reference to Form 8-K/A, filed with the SEC on November 2, 2005.

(7)	Incorporated by reference to Form 8-K, filed with the SEC on October 9, 2008.

(8)	Incorporated by reference to Form 10-SB (File No. 000-25659), filed with the SEC on March 29, 1999.

(9)	Incorporated by reference to Form SB-2 (File No. 333,120605), filed with the SEC on November 18, 2004.

(10)	Incorporated by reference to Form 8-K, filed with the SEC on March 14, 2005.

(11)	Incorporated by reference to Form 8-K, filed with the SEC on October 4, 2005.

(12)	Incorporated by reference to Form 8-K, filed with the SEC on June 2, 2008.

(13)	Incorporated by reference to Form 8-K, filed with the SEC on June 1, 2009.

(14)	Incorporated by reference to Form 10-QSB, filed with the SEC on August 16, 2004.

(15)	Incorporated by reference to 2008 Form 10-K, filed with the SEC on April 15, 2009.

(16)	Incorporated by reference to Form 8-K, filed with the SEC on March 16, 2009.

(17)	Incorporated by reference to Form 8-K, filed with the SEC on October 6, 2009.

(18)	Incorporated by reference to Form 8-K, filed with the SEC on October 9, 2006.

(19)	Incorporated by reference to Form 8-K, filed with the SEC on May 20, 2010.

(20)	Incorporated by reference to Form 8-K, filed with the SEC on October 6, 2010.

(21)	Incorporated by reference to Form 8-K, filed with the SEC on January 31, 2011.

(22)	Incorporated by reference to Form 8-K, filed with the SEC on May 9, 2011, as amended on Form 8-K/A filed with the SEC on May 24, 2011.

(23)	Incorporated by reference to Form 8-K, filed with the SEC on May 23, 2011.